UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

July 16, 2009
Date of Report (Date of earliest event reported)

ROYAL MINES AND MINERALS CORP.
(Exact name of registrant as specified in its charter)

NEVADA	000-52391	20-4178322
(State or other jurisdiction of	(Commission File	(IRS Employer Identification No.)
incorporation)	Number)

Suite 112, 2580 Anthem Village Dr.
Henderson, NV		89052
(Address of principal executive offices)		(Zip Code)

(702) 588-5973
Registrant's telephone number, including area code

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

____ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

____ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

____ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

____ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

SECTION 3 – SECURITIES AND TRADING MARKETS

ITEM 3.02 UNREGISTERED SALES OF EQUITY SECURITIES AND USE OF PROCEEDS.

On July 16, 2009, Royal Mines And Minerals Corp. (the “Company”) issued an aggregate of 2,500,000 Units; each Unit is comprised of one share of the Company’s common stock and one share purchase warrant, with each warrant entitling the holder to purchase an additional share of common stock for a period of two years at an exercise price of $0.10 US per share.

A total of 500,000 Units were issued to a director of the Company in reliance of Section 4(2) of the United States Securities Act of 1933, as amended, (the "Act") to settle outstanding indebtedness in the amount of $25,000 owed by the Company to the director.

A total of 2,000,000 Units were issued to an existing shareholder in reliance of Regulation S of the Act to settle outstanding indebtedness in the amount of $100,000 owed by the Company to the existing shareholder. The existing shareholder represented that he was not a "US Person" as defined under Regulation S.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ROYAL MINES AND MINERALS CORP.

Date: July 21, 2009
	By:	/s/ Jason S. Mitchell

JASON S. MITCHELL
Chief Financial Officer, Secretary and Treasurer